RBC FUNDS TRUST

Semi-Annual Exhibit to Item 77O

Transactions Effected Pursuant to Rule 10f-3

RBC FUNDS TRUST:
Pursuant to Rule 10f-3, the following constitutes the required report of securities that were purchased from syndicates in which an affiliated broker-dealer was a participant for the period April 1, 2015 through September
30, 2015 in accordance with the Trust's Rule 10f-3
Procedures.

RBC Ultra-Short Fixed Income Fund

ISSUER: Exelon Corporation 1.55% Notes due 2017
Trade Date: 06/08/15
Part of a registered public offering (asset backed notes)
Selling Broker: Goldman, Sachs & Co.
Syndicate Members: BNP Paribas, MUFG, Mizuho Securities,
Scotiabank, BofA Merrill Lynch, Citigroup, Credit Suisse,
J.P. Morgan, RBC Capital Markets, US Bancorp, Wells Fargo
Securities, Barclays, Apto Partners, LLC, Blaylock Beal
Van, LLC, BNY Mellon Capital Markets, LLC, CIBC, Credit
Agricole CIB, KeyBanc Capital Markets, Loop Capital
Markets, Mischler Financial Group, Inc. PNC Capital Markets
LLC, TD Securities, The Huntington Investment Company, The
Williams Capital Group, L.P., Siebert Brandford Shank &
Co., L.L.C. and SMBC Nikko
Amount Purchased:  $200,000
Purchase Price: $99.932/share
% of Issue: .0364%

ISSUER: Exelon Corporation 2.85% Notes due 2020
Trade Date: 06/08/15
Part of a registered public offering (asset backed notes)
Selling Broker: Goldman, Sachs & Co.
Syndicate Members: BNP Paribas, MUFG, Mizuho Securities,
Scotiabank, BofA Merrill Lynch, Citigroup, Credit Suisse,
J.P. Morgan, RBC Capital Markets, US Bancorp, Wells Fargo
Securities, Barclays, Apto Partners, LLC, Blaylock Beal
Van, LLC, BNY Mellon Capital Markets, LLC, CIBC, Credit
Agricole CIB, KeyBanc Capital Markets, Loop Capital
Markets, Mischler Financial Group, Inc. PNC Capital Markets
LLC, TD Securities, The Huntington Investment Company, The
Williams Capital Group, L.P., Siebert Brandford Shank &
Co., L.L.C. and SMBC Nikko
Amount Purchased:  $200,000
Purchase Price: $99.981/share
% of Issue: .02222%

ISSUER: Reynolds American Senior Notes due 2018
Trade Date: 06/09/15
Part of a registered public offering (asset backed notes)
Selling Broker: J.P. Morgan
Syndicate Members: Citigroup, Credit Suisse, Fifth Third
Securities, Goldman, Sachs & Co., Mizuho Securities,
Scotiabank, RBC Capital Markets, Wells Fargo Securities,
PNC Capital Markets LLC, BNY Capital Markets, LLC and The
Williams Capital Group, L.P.
Amount Purchased:  $100,000
Purchase Price: $99.983/share
% of Issue: 0.08%

ISSUER: H. J. Heinz Company Senior Notes due 2018
Trade Date: 06/23/15
Part of a Eligible Rule 144A Offering
Selling Broker: J.P. Morgan Securities LLC
Syndicate Members: Barclays Capital Inc., Citigroup Global
Markets Inc.,  Wells Fargo Securities, LLC,  Goldman, Sachs
& Co., Morgan Stanley & Co. LLC, BNP Paribas Securities
Corp., Credit Agricole Securities (USA) Inc., Credit Suisse
Securities (USA) LLC, Deutsche Bank Securities Inc., HSBC
Securities (USA) Inc., Merrill Lynch, Pierce, Fenner &
Smith Incorporated, Mitsubishi UFJ Securities (USA) ,Inc.,
Mizuho Securities USA Inc., RBC Capital Markets, LLC,
Santander Investment Securities Inc., SMBC Nikko Securities
America, Inc., Banco Bradesco BBI S.A., Banca IMI S.p.A.,
PNC Capital Markets LLC, Rabo Securities USA, Inc. and
Standard Chartered Bank
Amount Purchased:  $250,000
Purchase Price: $99.80/share
% of Issue: 0.08%

ISSUER: CVS Health Corporation
Trade Date: 07/13/15
Part of a Registered Public Offering
Selling Broker: Barclays
Syndicate Members: BNY Mellon Capital Markets, LLC, J.P.
Morgan, Wells Fargo Securities, MUFG, Fifth Third
Securities, Loop Capital Markets, Mizuho Securities,
KeyBanc Capital Markets, BB&T Capital Markets, RBC Capital
Markets, PNC Capital Markets LLC, TD Securities, SunTrust
Robinson Humphrey, Santander, Capital One Securities, US
Bancorp, SMBC Nikko and Regions Securities LLC
Amount Purchased:  $150,000
Purchase Price: $99.93/share
% of Issue: 0.01%

RBC Short Duration Fixed Income Fund

ISSUER: Reynolds American Senior Notes due 2018
Trade Date: 06/09/15
Part of a registered public offering (asset backed notes)
Selling Broker: J.P. Morgan
Syndicate Members: Citigroup, Credit Suisse, Fifth Third
Securities, Goldman, Sachs & Co., Mizuho Securities,
Scotiabank, RBC Capital Markets, Wells Fargo Securities,
PNC Capital Markets LLC, BNY Capital Markets, LLC and The
Williams Capital Group, L.P.
Amount Purchased:  $100,000
Purchase Price: $99.983/share
% of Issue: 0.08%

 ISSUER: H. J. Heinz Company Senior Notes due 2020
Trade Date: 06/23/15
Part of a Eligible Rule 144A Offering
Selling Broker: Citigroup Global Markets Inc.
Syndicate Members: Barclays Capital Inc., J.P. Morgan
Securities LLC, Wells Fargo Securities, LLC,  Goldman,
Sachs & Co., Morgan Stanley & Co. LLC, BNP Paribas
Securities Corp., Credit Agricole Securities (USA) Inc.,
Credit Suisse Securities (USA) LLC, Deutsche Bank
Securities Inc., HSBC Securities (USA) Inc., Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Mitsubishi UFJ
Securities (USA) ,Inc., Mizuho Securities USA Inc., RBC
Capital Markets, LLC, Santander Investment Securities Inc.,
SMBC Nikko Securities America, Inc., Banco Bradesco BBI
S.A., Banca IMI S.p.A., PNC Capital Markets LLC, Rabo
Securities USA, Inc. and Standard Chartered Bank
Amount Purchased:  $250,000
Purchase Price: $99.773/share
% of Issue: 0.08%